AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 13, 2009
- ------------------------------------------------------------------------------
                                                          FILE NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         ALLSTATE LIFE INSURANCE COMPANY
                           (Exact Name of Registrant)

                                    ILLINOIS
                          (State or Other Jurisdiction
                        of Incorporation or Organization)

                                   36-2554642
                     (I.R.S. Employer Identification Number)

                  3100 SANDERS ROAD, NORTHBROOK, ILLINOIS 60062
                                  847-402-5000

            (Address and Phone Number of Principal Executive Office)

                                  SUSAN L. LEES
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                         ALLSTATE LIFE INSURANCE COMPANY
                          3100 SANDERS ROAD, SUITE J5B
                           NORTHBROOK, ILLINOIS 60062
                                  847-402-5000

       (Name, Complete Address and Telephone Number of Agent for Service)

                                   COPIES TO:

                              JOCELYN LIU, ESQUIRE
                         ALLSTATE LIFE INSURANCE COMPANY
                          3100 SANDERS ROAD, SUITE J5B
                              NORTHBROOK, IL 60062


APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: The annuity contracts and interests thereunder covered by this registration statement are to be issued promptly and from time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: / /

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: /X/

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.
/ /

Indicate by checkmark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer /  /    Accelerated filer /  /

Non-accelerated  filer /X/ (Do not check if a smaller reporting company)

Smaller reporting company / /



CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------
Title of securities      Amount to be       Proposed maximum       Proposed maximum          Amount of
to be registered          registered       offering price per     aggregate offering     registration fee
                                                  unit                  price
-------------------------------------------------------------------------------------------------------------
Deferred annuity           $100,000                (1)                 $100,000                $3.93
interests and
participating
interests therein
-------------------------------------------------------------------------------------------------------------


(1) The maximum aggregate offering price is estimated solely for the purpose of determining the registration fee. The amount being registered and the proposed maximum offering price per unit are not applicable in that the Contract does not provide for a predetermined amount or number of units.

THE ALLSTATE/(R)/ CHOICE PLUS

ALLSTATE LIFE INSURANCE COMPANY
STREET ADDRESS: 2940 S. 84TH STREET, LINCOLN, NE 68506-4142
MAILING ADDRESS: P.O. BOX 80469, LINCOLN, NE 68501-0469
TELEPHONE NUMBER: 1-800-654-2397, FAX: 1-866-628-1006
                                              PROSPECTUS DATED FEBRUARY 13, 2009
 -------------------------------------------------------------------------------
Allstate Life Insurance Company ("ALLSTATE LIFE")  is offering The Allstate(R)
Choice Plus, an individual flexible   premium deferred annuity contract
("CONTRACT"). This prospectus contains information about the Contract that you should know before investing. Please keep it for future reference.

The Contracts are available through ALFS, Inc. ("ALFS"), the principal underwriter for the Contracts.

Contracts are no longer being offered for sale. If you have already purchased a Contract, you may continue to add to it. EACH ADDITIONAL PAYMENT MUST BE AT LEAST $100.

                    THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR
                    DISAPPROVED THE SECURITIES DESCRIBED IN THIS PROSPECTUS,
                    NOR HAS IT PASSED ON THE ACCURACY OR THE ADEQUACY OF THIS
                    PROSPECTUS. ANYONE WHO TELLS YOU OTHERWISE IS COMMITTING A
                    FEDERAL CRIME.

                    THE CONTRACTS MAY BE DISTRIBUTED THROUGH BROKER-DEALERS
                    THAT HAVE RELATIONSHIPS   WITH BANKS OR OTHER FINANCIAL
                    INSTITUTIONS OR BY EMPLOYEES OF SUCH BANKS. HOWEVER, THE
    IMPORTANT       CONTRACTS ARE NOT DEPOSITS, OR OBLIGATIONS OF, OR
                    GUARANTEED BY SUCH INSTITUTIONS OR  ANY   FEDERAL
     NOTICES          REGULATORY   AGENCY.   INVESTMENT IN THE CONTRACTS
                    INVOLVES INVESTMENT RISKS, INCLUDING POSSIBLE LOSS OF
                    PRINCIPAL.

                    THE CONTRACTS ARE NOT FDIC INSURED.

                    THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY
                    JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE
                    MADE. WE DO NOT AUTHORIZE ANYONE TO PROVIDE ANY INFORMATION
                    OR REPRESENTATIONS REGARDING THE OFFERING DESCRIBED IN THIS
                    PROSPECTUS OTHER THAN AS CONTAINED IN THIS PROSPECTUS.




                                 1  PROSPECTUS

TABLE OF CONTENTS
--------------------------------------------------------------------------------


                                 PAGE

--------------------------------------------------------------------------------
OVERVIEW
--------------------------------------------------------------------------------
  Important Terms                3
--------------------------------------------------------------------------------
  The Contract At A Glance       4
--------------------------------------------------------------------------------
  How the Contract Works         5
--------------------------------------------------------------------------------
CONTRACT FEATURES
--------------------------------------------------------------------------------
  The Contract                   6
--------------------------------------------------------------------------------
  Purchases and Contract Value   7
--------------------------------------------------------------------------------
  Guarantee Periods              7
--------------------------------------------------------------------------------
  Expenses                       10
--------------------------------------------------------------------------------
  Access To Your Money           11
--------------------------------------------------------------------------------
  Income Payments                12
--------------------------------------------------------------------------------

                                 PAGE
--------------------------------------------------------------------------------
  Death Benefits                 13
--------------------------------------------------------------------------------
OTHER INFORMATION
--------------------------------------------------------------------------------
  More Information:              14
--------------------------------------------------------------------------------
     Allstate Life                14
--------------------------------------------------------------------------------
     The Contract                14
--------------------------------------------------------------------------------
     Annuities Held Within a Qualified Plan 14
--------------------------------------------------------------------------------
     Legal Matters               14
--------------------------------------------------------------------------------
  Taxes                          15
--------------------------------------------------------------------------------
  Annual Reports and Other Documents 23
--------------------------------------------------------------------------------
  Annual Statements              23
--------------------------------------------------------------------------------
APPENDIX A -- MARKET VALUE ADJUSTMENT 24
--------------------------------------------------------------------------------


                                 2  PROSPECTUS

IMPORTANT TERMS
--------------------------------------------------------------------------------

This prospectus uses a number of important terms that you may not be familiar with. The index below identifies the page that describes each term. The first use of each term in this prospectus appears in highlights.


                                 PAGE

--------------------------------------------------------------------------------
  Accumulation Phase             5
--------------------------------------------------------------------------------
  Allstate Life ("We")           12
--------------------------------------------------------------------------------
  Annuitant                      6
--------------------------------------------------------------------------------
  Automatic Additions Program    7
--------------------------------------------------------------------------------
  Beneficiary                    6
--------------------------------------------------------------------------------
  Contract *                     6
--------------------------------------------------------------------------------
  Contract Owner ("You")         6
--------------------------------------------------------------------------------
  Contract Value                 4
--------------------------------------------------------------------------------
  Due Proof of Death             13
--------------------------------------------------------------------------------

                                 PAGE

--------------------------------------------------------------------------------
  Guarantee Periods              7
--------------------------------------------------------------------------------
  Income Plan                    10
--------------------------------------------------------------------------------
  Issue Date                     5
--------------------------------------------------------------------------------
  Market Value Adjustment        8
--------------------------------------------------------------------------------
  Payout Phase                   5
--------------------------------------------------------------------------------
  Payout Start Date              5
--------------------------------------------------------------------------------
  SEC                            22
--------------------------------------------------------------------------------
  Systematic Withdrawal Program  11
--------------------------------------------------------------------------------
  Tax Qualified Contracts        17
--------------------------------------------------------------------------------
*In certain states, the Contract was available as a group Contract. In these states, we issued you a certificate representing your ownership and summarizing the provisions of the group Contract. References to "Contract" in this prospectus include certificates, unless the context requires otherwise.


                                 3  PROSPECTUS

THE CONTRACT AT A GLANCE
--------------------------------------------------------------------------------

The following is a snapshot of the Contract. Please read the remainder of this prospectus for more information.

FLEXIBLE PAYMENTS               We have discontinued offering new Contracts. You  can
                                 add  to  your existing Contract  as often and as much
                                as you like, but each payment must be at least $100.
---------------------------------------------------------------------------------------
EXPENSES                        You will bear the following expenses:

                                .a withdrawal charge of up to 7% on amounts withdrawn
                                  (with certain exceptions)

                                .a Market Value Adjustment (which can be positive or
                                  negative) for withdrawals except those taken during
                                  the 30 day period after the expiration of a Guarantee
                                  Period;

                                . "State premium tax (if your state imposes one)
---------------------------------------------------------------------------------------
GUARANTEED INTEREST             The Contract offers fixed interest rates that we
                                guarantee for specified periods we call "Guarantee
                                Periods."  To find out what the current  rates are on
                                the Guarantee Periods, call us at 1-800-654-2397.
---------------------------------------------------------------------------------------
SPECIAL SERVICES                For your convenience, we offer these special services:

                                . AUTOMATIC ADDITIONS PROGRAM;

                                . SYSTEMATIC WITHDRAWAL PROGRAM.
---------------------------------------------------------------------------------------
INCOME PAYMENTS                 The Contract offers three income payment plans:

                                . life income with guaranteed payments

                                .a joint and survivor life income with guaranteed
                                  payments

                                .guaranteed payments for a specified period (5 to 30
                                  years).
---------------------------------------------------------------------------------------
DEATH BENEFITS                  If you die or if the Contract Owner is not a natural
                                person and the ANNUITANT dies before the PAYOUT START
                                DATE, we will pay death benefits as described in the
                                Contract.
---------------------------------------------------------------------------------------
WITHDRAWALS                     You may withdraw some or all of your Contract value
                                ("CONTRACT VALUE") at anytime prior to the Payout Start
                                Date. In general, you must withdraw at least $50 at a
                                time.  If you withdraw Contract Value from a Guarantee
                                Period before its maturity, a withdrawal charge, and a
                                Market Value Adjustment.  Withdrawals taken prior to
                                annuitization (referred to in this prospectus as the
                                Payout Phase) are generally considered to come from the
                                earnings in the Contract first. If the Contract is
                                tax-qualified, generally all withdrawals are treated as
                                distributions of earnings. Withdrawals of earnings are
                                taxed as ordinary income and, if taken prior to age 59
                                1/2, may be subject to an additional 10% federal tax
                                penalty.
---------------------------------------------------------------------------------------




                                 4  PROSPECTUS

HOW THE CONTRACT WORKS
--------------------------------------------------------------------------------

The Contract basically works in two ways.

First, the Contract can help you (we assume you are the Contract owner) save for retirement because you can invest in the Contract and generally pay no federal income taxes on any earnings until you withdraw or otherwise access them. You do this during what we call the "Accumulation Phase" of the Contract.
 The Accumulation Phase begins on the date we issue your Contract (we call that date the "Issue Date") and continues until the "Payout Start Date", which is the date we apply your money to provide income payments. During the Accumulation Phase, you may allocate your purchase payments to any combination of the Guarantee Periods. You will earn a fixed rate of interest that we declare periodically.

Second, the Contract can help you plan for retirement because you can use it to receive retirement income for life and/or for a pre-set number of years, by selecting one of the income payment options (we call these "Income Plans") described at "Income Payments - Income Plans". You receive income payments during what we call the "Payout Phase" of the Contract, which begins on the Payout Start Date and continues until we make the last income payment provided by the Income Plan you select. During the Payout Phase, we guarantee the amount of your payments, which will remain fixed. The amount of money you accumulate under your Contract during the Accumulation Phase and apply to an Income Plan will determine the amount of your income payments during the Payout Phase.

The timeline below illustrates how you might use your Contract.


Issue                                           Payout Start
Date            Accumulation Phase                  Date                 Payout Phase
------------------------------------------------------------------------------------------------------------>
You buy    You save for retirement              You elect to receive    You can receive    Or you can receive
a Contract                                      income payments         income payments    income payments
                                                                        for a set period   for life



As the Contract Owner, you exercise all of the rights and privileges provided by the Contract. If you die, any surviving Contract Owner or, if none, the Beneficiary will exercise the rights and privileges provided by the Contract. See "The Contract." In addition, if you die before the Payout Start Date, we will pay a death benefit to any surviving Contract Owner or, if there is none, to your Beneficiary. See "Death Benefits."

Please call us at 1-800-654-2397 if you have any question about how the Contract works.


                                 5  PROSPECTUS

THE CONTRACT
--------------------------------------------------------------------------------


CONTRACT OWNER
The Allstate(R) Choice Plus is a contract  between you, the Contract  Owner, and Allstate Life, a life insurance company. As the Contract Owner, you may exercise all of the rights and privileges provided to you by the Contract. That means it is up to you to select or change (to the extent permitted):

.. the amount and timing of your purchase payments and withdrawals,

.. the programs you want to use to invest or withdraw money,

.. the income payment plan you want to use to receive retirement income,

.. the Annuitant (either yourself or someone else) on whose life the income payments will be based,

.. the Beneficiary or Beneficiaries who will receive the benefits that the Contract provides when the last surviving Contract Owner dies, and

.. any other rights that the Contract provides.

If you die, any surviving Contract Owner or, if none, the Beneficiary may exercise the rights and privileges provided to them by the Contract.. If the sole surviving Contract Owner dies after the Payout Start Date, the Beneficiary will receive any guaranteed income payments scheduled to continue.

The Contract cannot be jointly owned by both a non-living person and a living person.

Changing ownership of this Contract may cause adverse tax consequences and may not be allowed under qualified plans. Please consult with a competent tax advisor prior to making a request for a change of Contract Owner.

You can use the Contract with or without a qualified plan. A qualified plan is a personal retirement savings plan, such as an IRA or tax-sheltered annuity, that meets the requirements of the Internal Revenue Code. Qualified plans may limit or modify your rights and privileges under the Contract. We use the term "Qualified Contract" to refer to a Contract issued with a qualified plan. See "Qualified Plans" on page 17.


ANNUITANT
The Annuitant is the individual whose life determines the amount and duration of income payments (other than under Income Plans with guaranteed payments for specified periods). You initially designate an Annuitant in your application. You may change the Annuitant at any time prior to the Payout Start Date (only if the Contract Owner is a living person). You may designate a joint Annuitant, who is a second person on whose life income payments depend. Joint Annuitants are permitted only on or after the Payout Start Date. If the
Annuitant dies prior to the Payout Start Date, the new Annuitant will be the youngest Contract Owner, if living, otherwise, the youngest Beneficiary.


BENEFICIARY
The Beneficiary is the person who may elect to receive the death benefit or become the new Contract Owner, subject to the Death of Owner provision if the sole surviving Contract Owner dies before the Payout Start Date. If the sole surviving Contract Owner dies after the Payout Start Date, the Beneficiaries will receive any guaranteed income payments scheduled to continue.

You may name one or more Beneficiaries when you apply for a Contract. You may change or add Beneficiaries at any time, unless you have designated an irrevocable Beneficiary. We will provide a change of beneficiary form to be signed and filed with us. Until we receive your written request to change a Beneficiary, we are entitled to rely on the most recent Beneficiary information in our files. Once we accept your change request, any change will be effective on the date you sign the written request. We are not liable for any payment we make or other action we take before accepting any written request from you. Accordingly, if you wish to change your Beneficiary, you should deliver your written notice to us promptly.

If you did not name a Beneficiary or if the named Beneficiary is no longer living when the sole surviving Contract Owner dies, the Beneficiary will be:

.. a contingent Beneficiary whom you named or, if none,

.. your spouse, or, if he or she is no longer alive,

.. your surviving children equally, if living, or, if you have no surviving children,

.. your estate.

Children, as used in this prospectus, are natural and adopted children only, either minor or adult.

If more than one Beneficiary survives you (or the Annuitant, if the Contract Owner is not a living person), we will divide the death benefit among your surviving Beneficiaries according to your most recent written instructions. If you have not given us written instructions in a form satisfactory to us, we will pay the death benefit in equal amounts to the surviving Beneficiaries.

For purposes of the Contract, in determining whether a living person, including a Contract Owner, Beneficiary, or Annuitant ("Living Person A") has survived another living person, including a Contract Owner, Beneficiary, or Annuitant (Living Person B"), Living Person A must survive Living Person B by at least 24 hours. Otherwise,


                                 6  PROSPECTUS

Living Person A will be conclusively deemed to have predeceased Living Person B.


MODIFICATION OF THE CONTRACT
Only an officer of Allstate Life may approve a change in or waive any provision of the Contract. Any change or waiver must be in writing. None of our agents has the authority to change or waive the provisions of the Contract. We may not change the terms of the Contract without your consent, except to conform the Contract to applicable law or changes in the law or except as otherwise permitted in the Contract. If a provision of the Contract is inconsistent with state law, we will follow state law.


ASSIGNMENT
No Owner has a right to assign any interest in a Contract as collateral or security for a loan. However, you may otherwise assign periodic income payments under the Contract prior to the Payout Start Date. No Beneficiary may assign benefits under the Contract until they are due. We will not be bound by any assignment until you sign and file it with us. We are not responsible for the validity of any assignment. Federal law prohibits or restricts the assignment of benefits under many types of retirement plans and the terms of such plans may themselves contain restrictions on assignments. An assignment may also result in taxes or tax penalties. You should consult with an attorney before requesting any assignment.


PURCHASES AND CONTRACT VALUE
--------------------------------------------------------------------------------


MINIMUM PURCHASE PAYMENTS
All subsequent purchase payments must be at least $100. You may make purchase payments at any time until the earlier of the Payout Start Date and the end of the Contract year ("Contract Year") in which the oldest Contract Owner attains age 91. We reserve the right to limit the maximum amount of purchase payments we will accept.


AUTOMATIC ADDITIONS PROGRAM
You may make subsequent purchase payments by automatically transferring money from your bank account. Please call or write us for an enrollment form.


ALLOCATION OF PURCHASE PAYMENTS
For each purchase payment, you must select one or more Guarantee Periods. A Guarantee Period is a period of years during which you will earn a guaranteed interest rate on your money. You must allocate at least $100 to any one

Guarantee Period at the time you make your purchase payment or select a renewal Guarantee Period.

We will apply your purchase payment to the Guarantee Period you select. If you do not select a Guarantee Period for a purchase payment, we will allocate the purchase payment to the same period used for the most recent purchase payment.


CONTRACT VALUE
Your Contract Value at any time during the Accumulation Phase is equal to the sum of the purchase payments you have invested in the Guarantee Periods, plus earnings thereon, and less any amounts previously withdrawn.


GUARANTEE PERIODS
--------------------------------------------------------------------------------

Each payment allocated to a Guarantee Period earns interest at a specified rate that we guarantee. You must allocate at least $100 to a Guarantee Period at the time you make a purchase payment or select a new Guarantee Period. Guarantee Periods may range from 1 to 10 years. We are currently offering Guarantee Periods of 1, 3, 5, 6, 7, 8, 9 or 10 years in length. In the future we may offer Guarantee Periods of different lengths or stop offering some Guarantee Periods.

Amounts allocated to Guarantee Periods become part of our general account, which supports our insurance and annuity obligations. The general account consists of our general assets other than those in segregated asset accounts.
 We have sole discretion to invest the assets of the general account, subject to applicable law. You do not share in the investment experience of the general account.


INTEREST RATES
We will tell you what interest rates and Guarantee Periods we are offering at a particular time. We will not change the interest rate that we credit to a particular investment until the end of the relevant Guarantee Period. We may declare different interest rates for Guarantee Periods of the same length that begin at different times.

We have no specific formula for determining the rate of interest that we will declare initially or in the future. We will set those interest rates based on investment returns available at the time of the determination. In addition, we may consider various other factors in determining interest rates including regulatory and tax requirements, sales commissions and administrative expenses, general economic trends, and competitive factors. We determine the interest rates to be declared in our sole discretion. We can neither predict nor guarantee what those rates will be in the future. For current interest rate information, please contact your sales representative or our customer support unit at 1-800-654-2397.


                                 7  PROSPECTUS

The interest rate will never be less than the minimum guaranteed rate stated in the Contract.


HOW WE CREDIT INTEREST
We will credit interest to your additional purchase payments from the date we receive them. We will credit interest daily to each amount allocated to a Guarantee Period at a rate that compounds to the annual interest rate that we declared at the beginning of the applicable Guarantee Period.

The following example illustrates how a $10,000 purchase payment would grow, if allocated to a 5 year Guarantee Period, crediting a hypothetical 4.5% annual interest rate:

Purchase Payment................    $10,000
Guarantee Period................     5years
Annual Interest Rate............      4.50%



                          YEAR 1      YEAR 2      YEAR 3      YEAR 4       YEAR 5
                        ----------  ----------  ----------  ----------  ------------
Beginning Contract
 Value................  $10,000.00
 X (1 + Annual
 Interest Rate)              1.045
                        ----------
                        $10,450.00
Contract Value at end
 of Contract Year.....              $10,450.00
 X (1 + Annual
 Interest)                               1.045
                                    ----------
                                    $10,920.25
Contract Value at end
 of Contract Year.....                          $10,920.25
 X (1 + Annual
 Interest Rate)                                      1.045
                                                ----------
                                                $11,411.66
Contract Value at end
 of Contract Year.....                                      $11,411.66
 X (1 + Annual
 Interest Rate)                                                  1.045
                                                            ----------
                                                            $11,925.19
Contract Value at end
 of Contract Year.....                                                   $11,925.19
 X (1 + Annual
 Interest Rate)                                                               1.045
                                                                        -----------
                                                                         $12,461.82



TOTAL INTEREST CREDITED DURING GUARANTEE PERIOD = $2,461.82 ($12,461.82-$10,000)

This example assumes no withdrawals during the entire 5 year Guarantee Period. If you were to make a partial withdrawal, you may be required to pay a withdrawal charge. In addition, the amount withdrawn may be increased or decreased by a Market Value Adjustment that reflects changes in interest rates since the time you invested the amount withdrawn (see "Market Value Adjustment"). THE HYPOTHETICAL ANNUAL INTEREST RATE IS FOR ILLUSTRATIVE PURPOSES ONLY AND IS NOT INTENDED TO PREDICT FUTURE INTEREST RATES TO BE DECLARED UNDER THE CONTRACT. ACTUAL INTEREST RATES DECLARED FOR ANY GIVEN GUARANTEE PERIOD MAY BE MORE OR LESS THAN SHOWN ABOVE BUT WILL NEVER BE LESS THAN THE GUARANTEED MINIMUM RATE STATED IN THE CONTRACT.


RENEWALS
Before the end of each Guarantee Period, we will mail you a notice informing you of the options available to you for the expiring Guarantee Period. During the 30-day period after the end of the Guarantee Period, you may:

1) take no action. We will automatically apply your money to a new Guarantee Period of the same length as the expiring Guarantee Period. The new Guarantee Period will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for a Guarantee Period of that length; or

2) instruct us to apply your money to one or more new Guarantee Periods that may be available. The new Guarantee Period(s) will begin on the day the previous Guarantee Period(s) ends. The new interest rate for each new Guarantee Period will be our then current declared rates for that Guarantee Period; or

3) withdraw all or a portion of your money from the expired Guarantee Period without incurring a Market Value Adjustment (or a withdrawal charge to the extent of the Free Withdrawal Amount). Amounts withdrawn will be deemed withdrawn on the day the Guarantee Period expired. Amounts not withdrawn will be applied to a new Guarantee Period of the same length as the previous
   Guarantee Period. The new Guarantee Period will begin on the day the previous Guarantee Period ends.


MARKET VALUE ADJUSTMENT
All withdrawals from a Guarantee Period, other than those taken within the first 30 days of a renewal Guarantee Period, are subject to a Market Value Adjustment.
 A Market Value Adjustment may also apply upon payment of a death benefit under the Contract, and when you apply amounts currently invested in a Guarantee Period to an Income Plan, other than during the first 30 days of a renewal Guarantee Period.


                                 8  PROSPECTUS

We will not apply the Market Value Adjustment to withdrawals you make:

.. to satisfy IRS minimum distribution rules for the Contract; or

.. within the "Free Withdrawal Amount," described under "Expenses" below.

We apply the Market Value Adjustment to reflect changes in interest rates from the time you first allocate money to a Guarantee Period to the time you remove it from that Guarantee Period. We calculate the Market Value Adjustment by comparing the Treasury Rate for a period equal to the Guarantee Period at its inception to the Treasury Rate for a period equal to the time remaining in the Guarantee Period when you remove your money. "Treasury Rate" means the U.S. Treasury Note Constant Maturity Yield as reported in Federal Reserve Bulletin Release H.15.

The Market Value Adjustment may be positive or negative, depending on changes in interest rates. If interest rates increase significantly from the time you make a purchase payment, the Market Value Adjustment, any applicable withdrawal charge, premium taxes, and income tax withholding (if applicable) could reduce the amount you receive upon full withdrawal of your Contract Value to an amount that is less than the sum of your purchase payments plus interest at the minimum guaranteed interest rate under the Contract.

Generally, if the Treasury Rate at the time you allocate money to a Guarantee Period is lower than the applicable current Treasury Rate for a period equal to the time remaining in the Guarantee Period, then the Market Value Adjustment will result in a lower amount payable to you. Conversely, if the Treasury Rate at the time you allocate money to a Guarantee Period is higher than the applicable current Treasury Rate, then the Market Value Adjustment will result in a higher amount payable to you.

For example, assume that you purchase a Contract and select an initial Guarantee Period of 5 years and the Treasury Rate for that duration is 4.50%. Assume that at the end of 3 years, you make a partial withdrawal, in excess of the Free Withdrawal Amount. If, at that later time, the current Treasury Rate for a 2 year period is 4.00%, then the Market Value Adjustment will be positive, which will result in an increase in the amount payable to you.
 Conversely, if the current Treasury Rate for the 2 year period is 5.00%, then the Market Value Adjustment will be negative, which will result in a decrease in the amount payable to you.

The formula for calculating Market Value Adjustments is set forth in Appendix A to this prospectus, which also contains additional examples of the application of the Market Value Adjustment.


                                 9  PROSPECTUS

EXPENSES
--------------------------------------------------------------------------------

As a Contract Owner, you will bear the charges and expenses described below.


WITHDRAWAL CHARGE
During the Accumulation Phase, we may assess a withdrawal charge on the purchase payment(s) from the amounts you withdraw. However, each year you may withdraw up to 10% of the money allocated to the Guarantee Period from which you are making the withdrawal without paying a withdrawal charge. We measure each year from the commencement of the relevant Guarantee Period. Unused portions of this 10% Free Withdrawal Amount are not carried forward to future years or other Guarantee Periods.

The withdrawal charge is a percentage of the Contract Value you withdraw in excess of the Free Withdrawal Amount. The percentage depends on the year we received the purchase payment you are withdrawing, as follows:

                     NUMBER OF COMPLETE
                       YEARS SINCE WE                              APPLICABLE
                    RECEIVED THE PAYMENT                           WITHDRAWAL
                      BEING WITHDRAWN:                              CHARGE:
                             0                                         7%
                             1                                         7%
                             2                                         6%
                             3                                         5%
                             4                                         4%
                        5 and later                                    0%


We treat the oldest purchase payments as being withdrawn first. We will deduct withdrawal charges, if applicable, from the amount paid. We do not apply a withdrawal charge in the following situations:

.. on the Payout Start Date;

.. the death of the Contract Owner (or the Annuitant if Contract Owner is not a living person);

.. withdrawals taken to satisfy IRS minimum distribution rules for the Contract;
  or

.. withdrawals taken from a renewal Guarantee Period within the first 30 days of such Period; or

.. Withdrawals that qualify for a waiver (see below).


CONFINEMENT WAIVER. We will waive the withdrawal charge on all withdrawals taken prior to the Payout Start Date under your Contract if the following conditions are satisfied:

1) you or the Annuitant, if the Contract is owned by a company or other legal entity, are confined to a long term care facility or a hospital for at least 90 consecutive days. You or the Annuitant must enter the long term care facility or hospital at least 30 days after the Issue Date;

2) you must request the withdrawal and provide written proof of the stay no later than 90 days following the end of your or the Annuitant's stay at the long term care facility or hospital; and

3) a physician must have prescribed the stay and the stay must be medically necessary (as defined in the Contract).

You may not claim this benefit if you, or the Annuitant, or a member of your or the Annuitant's immediate family, is the physician prescribing your or the Annuitant's stay in a long term care facility.

We use the amounts obtained from the withdrawal charge to recover the cost of sales commissions and other promotional or distribution expenses associated with marketing the Contracts.

Withdrawals may be subject to tax penalties, income tax, and a Market Value Adjustment. You should consult your own tax counsel or other tax advisors regarding the tax consequences of making any withdrawals.


PREMIUM TAXES
Some states and other governmental entities (e.g., municipalities) charge premium taxes or similar taxes. We are responsible for paying these taxes and will deduct them from your Contract Value. Some of these taxes are due when the Contract is issued, others are due when income payments begin or upon surrender. Our current practice is not to charge anyone for these taxes until income payments begin or when a total withdrawal occurs, including payment upon death.

We may, sometime in the future, discontinue this practice sometime in the future and deduct premium taxes from the purchase payments. Premium taxes generally range from 0% to 4%, depending on the state or other governmental entity (as applicable).

At the Payout Start Date, we deduct the charge for any applicable premium taxes from the Contract Value before applying the Contract Value to an Income Plan.


                                 10  PROSPECTUS

ACCESS TO YOUR MONEY
--------------------------------------------------------------------------------

You can withdraw some or all of your Contract Value at any time prior to the Payout Start Date. You may not make any withdrawals or surrender your Contract once the Payout Phase has begun.

You must specify the Guarantee Period from which you would like to withdraw your money. The minimum you may withdraw is $50. If the amount you withdraw reduces the amount invested in any Guarantee Period to less than $100, we will treat the withdrawal request as a request to withdraw the entire amount in that Guarantee Period.

The amount you receive may be reduced by a withdrawal charge, income tax withholding, and any premium taxes. The amount you receive may be increased or reduced by a Market Value Adjustment.

If you request a total withdrawal, you must return your Contract to us.

Withdrawals taken prior to annuitization (referred to in this prospectus as the Payout Phase) are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distributions of earnings. Distributions taken prior to age 59 1/2 may be subject to an additional 10% federal tax penalty.

Please consult your tax advisor before taking any withdrawal.


SYSTEMATIC WITHDRAWAL PROGRAM
You may choose to receive systematic withdrawal payments on a monthly, quarterly, semi-annual, or annual basis at any time prior to the Payout Start Date. The minimum amount of each systematic withdrawal is $50. We will deposit systematic withdrawal payments into the Contract Owner's bank account. Please consult with your sales representative for details.

Withdrawals taken prior to annuitization (referred to in this prospectus as the Payout Phase) are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distributions of earnings. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. Please consult your tax advisor before taking any withdrawal.

We may modify or suspend the Systematic Withdrawal Program and charge a processing fee for the service. If we modify or suspend the Systematic Withdrawal Program, existing systematic withdrawal payments will not be affected.


MINIMUM CONTRACT VALUE
If the amount you withdraw reduces your Contract Value to less than $2,000, we may treat it as a request to withdraw your entire Contract Value. Your Contract will terminate if you withdraw all of your Contract Value. We will, however, ask you to confirm your withdrawal request before terminating your Contract.


RETURN OF PURCHASE PAYMENTS GUARANTEE
When you withdraw your money, a withdrawal charge and a Market Value Adjustment may apply. However, if you decide to surrender your Contract, we guarantee that the amount you receive upon surrender will never be less than the sum of your initial and any subsequent purchase payments, less amounts previously withdrawn (prior to withholding and the deduction of any applicable premium and penalty taxes if applicable). Applicable premium tax and income tax withheld may reduce the amount you receive on surrender to less than the sum of your initial and any subsequent purchase payments. This guarantee does not apply to earnings on purchase payments. The renewal of a Guarantee Period does not in any way change this guarantee.


POSTPONEMENT OF PAYMENTS
We may defer payment of withdrawals for up to six months from the date we receive your withdrawal request or such shorter time state law may require.

Allstate Life may postpone paying any amount for a partial withdrawal or full surrender to authenticate the signature on a request. In the event that we postpone payment, the request will not be effective until we have validated the signature on the request to our satisfaction. Once accepted, the request for the partial withdrawal or full surrender will be paid within seven days.


                                 11  PROSPECTUS

INCOME PAYMENTS
--------------------------------------------------------------------------------


PAYOUT START DATE
The Payout Start Date is the day that we apply your money to provide income payments under an Income Plan. The Payout Start Date must be:

.. at least 30 days after the Issue Date; and

.. no later than the Annuitant's 90th birthday;

.. or the 10th anniversary of the Contract's Issue Date, if later.

You may change the Payout Start Date at any time by notifying us in writing of the change at least 30 days before the scheduled Payout Start Date. Absent a change, we will use the Payout Start Date stated in your Contract.


INCOME PLANS
An Income Plan is a series of scheduled payments to you or someone you designated. You may choose only one Income Plan. You may choose and change your choice of Income Plan until 30 days before the Payout Start Date. If you do not select an Income Plan, we will make income payments in accordance with Income Plan 1 with guaranteed payments for 10 years. After the Payout Start Date, you may not make withdrawals or change your choice of Income Plan.

A portion of each payment will be considered taxable and the remaining portion will be a non-taxable return of your investment in the Contract, which is also called the "basis". Once the investment in the Contract is depleted, all remaining payments will be fully taxable. If the Contract is tax-qualified, generally all payments will be fully taxable. Taxable payments taken prior to age 59 1/2 may be subject to an additional 10% federal tax penalty.

The three Income Plans available under the Contract are:


INCOME PLAN 1 -- LIFE INCOME WITH GUARANTEED PAYMENTS. Under this plan, we make periodic income payments for at least as long as the Annuitant lives. If the Annuitant dies in the Payout Phase, we will continue to pay income payments until the guaranteed number of payments has been paid.

INCOME PLAN 2 -- JOINT AND SURVIVOR LIFE INCOME WITH GUARANTEED PAYMENTS.Under this plan, we make periodic income payments for at least as long as either the Annuitant or the joint Annuitant lives. If both the Annuitant and the joint Annuitant die in the Payout Phase, we will continue to pay the income payments until the guaranteed number of payments has been paid.


INCOME PLAN 3 -- GUARANTEED PAYMENTS FOR A SPECIFIED PERIOD. Under this plan, we make periodic income payments for the period you have chosen. These payments do not depend on the life of the Annuitant. The shortest number of months guaranteed is 60; the longer number of months guaranteed is 360.

The length of any guaranteed payment period under your selected Income Plan generally will affect the dollar amount of each income payment. As a general rule, longer guarantee periods result in lower income payments, all other things being equal. For example, if you choose an Income Plan with payments that depend on the life of the Annuitant but with no minimum specified period for guaranteed payments, the income payments generally will be greater than the income payments made under the same Income Plan with a minimum specified period for guaranteed payments. As a general rule, plans with a joint Annuitant also will result in lower income payments. Income Plans may vary from state to state.

We may make other Income Plans available, including ones that you and we agree upon. You may obtain information about them by writing or calling us.

If you choose Income Plan 1 or 2, or, if available, another Income Plan with payments that continue for the life of the Annuitant or joint Annuitant, we will require proof of age and sex of the Annuitant or joint Annuitant before starting income payments, and we may require proof that the Annuitant or joint Annuitant is still alive before we make each payment. Please note that under such Income Plans, if you elect to take no minimum guaranteed payments, it is possible that the payee could receive no income payments if the Annuitant and any joint Annuitant both die before the first income payment, or only 1 income payment if they die before the second income payment, and so on.

We will apply your Contract Value, adjusted by any Market Value Adjustment, less applicable taxes, to your Income Plan on the Payout Start Date. If your initial monthly payments would be less than $20, and state law permits, we may:

.. terminate your Contract and pay you the Contract Value, adjusted by any Market Value Adjustment and less any applicable taxes, in a lump sum instead of the periodic payments you have chosen, or

.. reduce the frequency of your payments so that each payment will be at least
  $20.


INCOME PAYMENTS
Subject to your Income Plan selection, we guarantee income payment amounts for the duration of the Income Plan. Wecalculate income payments by:

.. adjusting  your Contract  Value on the Payout Start Date by any  applicable
  Market Value Adjustment;

.. deducting any applicable premium tax; and

.. applying the resulting amount to the greater of (a) the appropriate value from the income payment table in your Contract or (b) such other value as we are offering at that time.


                                 12  PROSPECTUS

We may defer making fixed income payments for a period of up to six months or such shorter time as state law may require. If we defer payments for 30 days or more, we will pay interest as required by law from the date we receive the withdrawal request to the date we make payment.


CERTAIN EMPLOYEE BENEFIT PLANS
The Contracts offered by this prospectus contain income payment tables that provide for different payments to men and women of the same age, except in states that require unisex tables. We reserve the right to use income payment tables that do not distinguish on the basis of sex to the extent permitted by law. In certain employment-related situations, employers are required by law to use the same income payment tables for men and women. Accordingly, if the Contract is to be used in connection with an employment-related retirement or benefit plan and we do not offer unisex annuity tables in your state, you should consult with lega counsel as to whether a Contract is appropriate.


DEATH BENEFITS
--------------------------------------------------------------------------------

We will pay a de ath benefit if, prior to the Payout Start Date:

1) any Contract Owner dies, or

2) the Annuitant dies, if the Contract is owned by a non-living person.

We will pay the death benefit to the new Contract owner as determined immediately after the death. The new Contract owner would be a surviving Contract Owner or, if none, the Beneficiary.


DEATH BENEFIT AMOUNT
Prior to the Payout Start Date, the death benefit is equal to the Contract Value plus any positive Market Value Adjustment applied in excess of the Free Withdrawal Amount. Any applicable taxes may be deducted.

A claim for the settlement of the death benefit must include "Due Proof of Death." We will accept the following documentation as Due Proof of Death:

.. a certified copy of the death certificate;

.. a certified copy of a decree of a court of competent jurisdiction as to the finding of death; or

.. any other proof acceptable to us.


DEATH BENEFIT OPTIONS
The Contract Owner eligible to receive death benefits has the following options:

1) If the Contract Owner is not a living person, then the Contract Owner must receive the death benefit in a lump sum within 5 years of the date of death.

2) Otherwise, within 60 days of the date when the death benefit is calculated, the Contract Owner may elect to receive the death benefit under an Income Plan or in a lump sum. Payments from the Income Plan must begin within 1 year of the date of death and must be payable throughout:

  .  the life of the Contract Owner; or

  .  a period not to exceed the life expectancy of the Contract Owner; or

  . the life of the Contract Owner with payments guaranteed for a period not to exceed the life expectancy of the Contract Owner.

       Any death benefit payable in a lump sum must be paid within 5 years of the date of death. If no election is made, funds will be distributed at the end of the 5 year period.

 3) If the surviving spouse of the deceased Contract Owner is the new Contract Owner, then the spouse may elect one of the options listed above or may continue the Contract in the Accumulation Phase as if the death had not occurred. If the Contract is continued in the Accumulation Phase, the surviving spouse may make a single withdrawal of any amount within 1 year of the date of death without incurring a withdrawal charge. However, any applicable Market Value Adjustment, determined as of the date of the withdrawal, will apply.


                                 13  PROSPECTUS

MORE INFORMATION
--------------------------------------------------------------------------------


ALLSTATE LIFE
Allstate Life is the issuer of the Contract. Allstate Life was organized in 1957 as a stock life insurance company under the laws of the State of Illinois. Prior to January 1, 2005, Glenbrook Life and Annuity Company ("Glenbrook") issued the Contract. Effective January 1, 2005, Glenbrook merged with Allstate Life ("Merger"). On the date of the Merger, Allstate Life acquired from Glenbrook all of Glenbrook's assets and became directly liable for Glenbrook's liabilities and obligations with respect to all contracts issued by Glenbrook.

Allstate Life is a wholly owned subsidiary of Allstate Insurance Company, a stock property-liability insurance company organized under the laws of the State of Illinois. All of the capital stock issued and outstanding of Allstate Insurance Company is owned by The Allstate Corporation.

Allstate Life is licensed to operate in the District of Columbia, Puerto Rico and all jurisdictions except the State of New York. Our home office is located at 3100 Sanders Road, Northbrook, Illinois, 60062.


THE CONTRACT

DISTRIBUTION. Allstate Life Financial Services, Inc. ("ALFS") located at 3100 Sanders Road, Northbrook, IL 60062-7154 serves as a distributor of the contracts. ALFS is a wholly-owned subsidiary of Allstate Life Insurance Company. ALFS is a registered broker-dealer under the Securities Exchange Act of 1934 as amended ("Exchange Act"), and is a member of the Financial Industry Regulatory Authority ("FINRA"). ALFS is also registered with the Securities and Exchange Commission as an investment adviser.

We will pay commissions to broker-dealers who sell the Contracts. Commissions paid may vary, but we estimate that total commissions paid both on the sale of a Contract and upon renewal of a Guaranteed Period, will not exceed 8%. Sometimes we also pay the broker-dealer a persistency bonus in addition to the standard commissions. In some states, Contracts may be sold by representatives or employees of banks that may be acting as broker-dealers without separate registration under the Exchange Act, pursuant to legal and regulatory exceptions.

Allstate Life does not pay ALFS a commission for distribution of the Contracts. The underwriting agreement with ALFS provides that we will reimburse ALFS for any liability to Contract Owners arising out of services rendered or Contracts issued.


ADMINISTRATION. We have primary responsibility for all administration of the Contracts. We provide the following administrative services, among others:

.. issuance of the Contracts;

.. maintenance of Contract Owner records;

.. Contract Owner services; and

.. preparation of Contract Owner reports.

We will send you Contract statements and transaction confirmations at least annually. You should notify us promptly in writing of any address change. You should read your statements and confirmations carefully and verify their accuracy. You should contact us promptly if you have a question about a periodic statement. We will investigate all complaints and make any necessary adjustments retroactively, but you must notify us of a potential error within a reasonable time after the date of the questioned statement. If you wait too long, we reserve the right to make the adjustment as of the date that we receive notice of the potential error.

We also will provide you with additional periodic and other reports, information and prospectuses as may be required by federal securities laws


ANNUITIES HELD WITHIN A QUALIFIED PLAN
If you use the Contract with an employer sponsored qualified plan, the plan may impose different or additional conditions or limitations on withdrawals, waivers of withdrawal charges, death benefits, Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if qualified plan limits on distributions and other conditions are not met. Please consult your qualified plan administrator for more information.


LEGAL MATTERS
Certain matters of state insurance law pertaining to the Contracts, including the validity of the Contracts and Allstate Life's right to issue such Contracts under applicable state insurance law, have been passed upon by Susan L. Lees, General Counsel of Allstate Life.


                                 14  PROSPECTUS

TAXES
--------------------------------------------------------------------------------

THE FOLLOWING DISCUSSION IS GENERAL AND IS NOT INTENDED AS TAX ADVICE. ALLSTATE LIFE MAKES NO GUARANTEE REGARDING THE TAX TREATMENT OF ANY CONTRACT OR TRANSACTION INVOLVING A CONTRACT.

Federal, state, local and other tax consequences of ownership or receipt of distributions under an annuity contract depend on your individual circumstances. If you are concerned about any tax consequences with regard to your individual circumstances, you should consult a competent tax adviser.


TAXATION OF ALLSTATE LIFE INSURANCE COMPANY
Allstate Life is taxed as a life insurance company under Part I of Subchapter L of the Code.


TAXATION OF FIXED ANNUITIES IN GENERAL

TAX DEFERRAL. Generally, you are not taxed on increases in the Contract Value until a distribution occurs. This rule applies only where the Contract Owner is a natural person.


NON-NATURAL OWNERS. Non-natural owners are also referred to as Non Living Owners in this prospectus. As a general rule, annuity contracts owned by non-natural persons such as corporations, trusts, or other entities are not treated as annuity contracts for federal income tax purposes. The income on such contracts does not enjoy tax deferral and is taxed as ordinary income received or accrued by the non-natural owner during the taxable year.


EXCEPTIONS TO THE NON-NATURAL OWNER RULE. There are several exceptions to the general rule that annuity contracts held by a non-natural owner are not treated as annuity contracts for federal income tax purposes. Contracts will generally be treated as held by a natural person if the nominal owner is a trust or other entity which holds the contract as agent for a natural person. However, this special exception will not apply in the case of an employer who is the nominal owner of an annuity contract under a non-Qualified deferred compensation arrangement for its employees. Other exceptions to the non-natural owner rule are: (1) contracts acquired by an estate of a decedent by reason of the death of the decedent; (2) certain qualified contracts; (3) contracts purchased by employers upon the termination of certain Qualified Plans; (4) certain contracts used in connection with structured settlement agreements; and (5) immediate annuity contracts, purchased with a single premium, when the annuity starting date is no later than a year from purchase of the annuity and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.


GRANTOR TRUST OWNED ANNUITY. Contracts owned by a grantor trust are considered owned by a non-natural owner. Grantor trust owned contracts receive tax deferral as described in the Exceptions to the Non-Natural Owner Rule section.
 In accordance with the Code, upon the death of the annuitant, the death benefit must be paid. According to your Contract, the Death Benefit is paid to the surviving Contract Owner. Since the trust will be the surviving Contract Owner in all cases, the Death Benefit will be payable to the trust notwithstanding any beneficiary designation on the annuity contract. A trust, including a grantor trust, has two options for receiving any death benefits: 1) a lump sum payment; or 2) payment deferred up to five years from date of death.


TAXATION OF PARTIAL AND FULL WITHDRAWALS. If you make a partial withdrawal under a non-Qualified Contract, amounts received are taxable to the extent the Contract Value, without regard to surrender charges, exceeds the investment in the Contract. The investment in the Contract is the gross premium paid for the contract minus any amounts previously received from the Contract if such amounts were properly excluded from your gross income. If you make a total withdrawal under a non-Qualified Contract, the amount received will be taxable only to the extent it exceeds the investment in the Contract.

You should contact a competent tax advisor about the potential tax consequences of a Market Value Adjustment, as no definitive guidance exists on the proper tax treatment of Market Value Adjustments.


TAXATION OF ANNUITY PAYMENTS. Generally, the rule for income taxation of annuity payments received from a non-Qualified Contract provides for the return of your investment in the Contract in equal tax-free amounts over the payment period. The balance of each payment received is taxable. For fixed annuity payments, the amount excluded from income is determined by multiplying the payment by the ratio of the investment in the Contract (adjusted for any refund feature or period certain) to the total expected value of annuity payments for the term of the Contract. The annuity payments will be fully taxable after the total amount of the investment in the Contract is excluded using these ratios. The federal tax treatment of annuity payments is unclear in some respects. As a result, if the IRS should provide further guidance, it is possible that the amount we calculate and report to the IRS as taxable could be different. If you die, and annuity payments cease before the total amount of the investment in the Contract is recovered, the unrecovered amount will be allowed as a deduction for your last taxable year.


WITHDRAWALS AFTER THE PAYOUT START DATE. Federal tax law is unclear regarding the taxation of any additional withdrawal received after the Payout Start Date. It is possible that a greater or lesser portion of such a payment could be taxable than the amount we determine.


                                 15  PROSPECTUS

DISTRIBUTION AT DEATH RULES. In order to be considered an annuity contract for federal income tax purposes, the Contract must provide:

.. if any Contract Owner dies on or after the Payout Start Date but before the entire interest in the Contract has been distributed, the remaining portion of such interest must be distributed at least as rapidly as under the method of distribution being used as of the date of the Contract Owner's death;

.. if any Contract Owner dies prior to the Payout Start Date, the entire interest in the Contract will be distributed within 5 years after the date of the Contract Owner's death. These requirements are satisfied if any portion of the Contract Owner's interest that is payable to (or for the benefit of) a designated Beneficiary is distributed over the life of such Beneficiary (or over a period not extending beyond the life expectancy of the Beneficiary) and the distributions begin within 1 year of the Contract Owner's death. If the Contract Owner's designated Beneficiary is the surviving spouse of the Contract Owner, the Contract may be continued with the surviving spouse as the new Contract Owner;

.. if the Contract Owner is a non-natural person, then the Annuitant will be treated as the Contract Owner for purposes of applying the distribution at death rules. In addition, a change in the Annuitant on a Contract owned by a non-natural person will trigger the rules under death of the Contract Owner.


TAXATION OF ANNUITY DEATH BENEFITS. Death Benefit amounts are included in income as follows:

.. if distributed in a lump sum, the amounts are taxed in the same manner as a total withdrawal, or

.. if distributed under an Income Plan, the amounts are taxed in the same manner as annuity payments.


PENALTY TAX ON PREMATURE DISTRIBUTIONS. A 10% penalty tax applies to the taxable amount of any premature distribution from a non-Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

.. made on or after the date the Contract Owner attains age 59 1/2,

.. made as a result of the Contract Owner's death or becoming totally disabled,

.. made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

.. made under an immediate annuity, or

.. attributable to investment in the Contract before August 14, 1982.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.


SUBSTANTIALLY EQUAL PERIODIC PAYMENTS. With respect to non-Qualified Contracts using substantially equal periodic payments or immediate annuity payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the Contract Owner's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.


TAX FREE EXCHANGES UNDER INTERNAL REVENUE CODE SECTION 1035. A 1035 exchange is a tax-free exchange of a non-Qualified life insurance contract, endowment contract or annuity contract into a non-Qualified annuity contract or, after 2009, into a qualified long-term care insurance contract. The contract owner(s) must be the same on the old and new contract. Basis from the old contract carries over to the new contract so long as we receive that information from the relinquishing company. If basis information is never received, we will assume that all exchanged funds represent earnings and will allocate no cost basis to them.


PARTIAL EXCHANGES. The IRS has issued a ruling that permits partial exchanges of annuity contracts. Effective June 30, 2008, a partial exchange, of one deferred annuity contract for a new deferred annuity contract, will qualify for tax-deferral only if no amount is withdrawn or surrendered from either contract for a period of 12 months. The 12 month period begins on the date when exchange proceeds are treated as premiums paid for the recipient contract. Withdrawals from, annuitizations, taxable Owner or Annuitant changes, or surrenders of either contract within the 12 month period will retroactively negate the partial exchange unless one of the following applies:

.. the contract owner reaches age 59 1/2, becomes disabled (as defined by Code section 72(m)(7)), dies, obtains a divorce, or suffers a loss of employment after the partial exchange was completed and prior to the withdrawal, annuitization, owner or annuitant change, or surrender;

.. if the annuity is owned by an entity, the annuitant dies after the partial exchange was completed and prior to the withdrawal, annuitization, owner or annuitant change, or surrender;

.. the withdrawal is allocable to investment in the Contract before August 14, 1982; or


                                 16  PROSPECTUS

.. the annuity is a qualified funding asset within the meaning of Code section
  130(d).

If a partial exchange is retroactively negated, the amount originally transferred is subject to taxation as a withdrawal, which is taxable to the extent of any gain in the source contract on the date of the exchange. An additional 10% tax penalty may also apply if the Contract Owner is under age 59 1/2 . The IRS has not provided guidance on how to report these taxable distributions. Your Contract may not permit partial exchanges.


TAXATION OF OWNERSHIP CHANGES. If you transfer a non-Qualified Contract without full and adequate consideration to a person other than your spouse (or to a former spouse incident to a divorce), you will be taxed on the difference between the Contract Value and the investment in the Contract at the time of transfer. Any assignment or pledge (or agreement to assign or pledge) of the Contract Value is taxed as a withdrawal of such amount or portion and may also incur the 10% penalty tax.


AGGREGATION OF ANNUITY CONTRACTS. The Code requires that all non-Qualified deferred annuity contracts issued by Allstate Life (or its affiliates) to the same Contract Owner during any calendar year be aggregated and treated as one annuity contract for purposes of determining the taxable amount of a distribution from any contract(s) in the aggregated group.


INCOME TAX WITHHOLDING
Generally, Allstate Life is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made or no U.S. taxpayer identification number is provided, we will automatically withhold the required 10% of the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory.

Allstate Life is required to withhold federal income tax using the wage withholding rates for all annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.

Generally, Code Section 1441 provides that Allstate Life as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien. We require an original IRS Form W-8BEN at issue to certify the owners' foreign status. Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien's country of residence if the payee provides a U.S. taxpayer identification number on a fully completed Form W-8BEN. A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number ("ITIN"). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.


TAX QUALIFIED CONTRACTS
The income on tax sheltered annuity (TSA) and IRA investments is tax deferred, and the income from annuities held by such plans does not receive any additional tax deferral. You should review the annuity features, including all benefits and expenses, prior to purchasing an annuity as an IRA. Tax Qualified Contracts are contracts purchased as or in connection with:

.. Individual Retirement Annuities (IRAs) under Code Section 408(b);

.. Roth IRAs under Code Section 408A;

.. Simplified Employee Pension (SEP IRA) under Code Section 408(k);

.. Savings Incentive Match Plans for Employees (SIMPLE IRA) under Code Section
  408(p);

.. Tax Sheltered Annuities under Code Section 403(b);

.. Corporate and Self Employed Pension and Profit Sharing Plans under Code
  Section 401; and

.. State and Local Government and Tax-Exempt Organization Deferred Compensation
  Plans under Code Section 457.

Allstate Life reserves the right to limit the availability of the Contract for use with any of the retirement plans listed above or to modify the Contract to conform with tax requirements. If you use the Contract within an employer sponsored qualified retirement plan or TSA, the plan may impose different or additional conditions or limitations on withdrawals, waiver of charges, death benefits, Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if Qualified Plan and TSA limits on distributions and other conditions are not met. Please consult your Qualified Plan or TSA administrator for more information. Allstate Life no longer issues deferred annuities to employer sponsored qualified retirement plans. Allstate Life no longer issues deferred annuities to employer sponsored qualified retirement plans or under 403(b) Plans.

The tax rules applicable to participants with tax qualified annuities vary according to the type of contract and the terms and conditions of the endorsement. Adverse tax consequences may result from certain transactions such as


                                 17  PROSPECTUS
excess contributions, premature distributions, and, distributions that do not conform to specified commencement and minimum distribution rules. Allstate Life can issue an individual retirement annuity on a rollover or transfer of proceeds from a decedent's IRA, TSA, or employer sponsored retirement plan under which the decedent's surviving spouse is the beneficiary. Allstate Life does not offer an individual retirement annuity that can accept a transfer of funds for any other, non-spousal, beneficiary of a decedent's IRA, TSA, or employer sponsored qualified retirement plan.

Please refer to your Endorsement for IRAs or 403(b) plans, if applicable, for additional information on your death settlement options. In the case of certain Qualified Plans, the terms of the Qualified Plan Endorsement and the plans may govern the right to benefits, regardless of the terms of the Contract.


TAXATION OF WITHDRAWALS FROM AN INDIVIDUALLY OWNED TAX QUALIFIED CONTRACT. If you make a partial withdrawal under a Tax Qualified Contract other than a Roth IRA, the portion of the payment that bears the same ratio to the total payment that the investment in the Contract (i.e., nondeductible IRA contributions) bears to the Contract Value, is excluded from your income. We do not keep track of nondeductible contributions, and generally all tax reporting of distributions from Tax Qualified Contracts other than Roth IRAs will indicate that the distribution is fully taxable.

"Qualified distributions" from Roth IRAs are not included in gross income. "Qualified distributions" are any distributions made more than five taxable years after the taxable year of the first contribution to any Roth IRA and which are:

.. made on or after the date the Contract Owner attains age 59 1/2,

.. made to a beneficiary after the Contract Owner's death,

.. attributable to the Contract Owner being disabled, or

.. made for a first time home purchase (first time home purchases are subject to a lifetime limit of $10,000).

"Nonqualified distributions" from Roth IRAs are treated as made from contributions first and are included in gross income only to the extent that distributions exceed contributions.


REQUIRED MINIMUM DISTRIBUTIONS (RMDS). The Worker, Retiree, and Employer Recovery Act of 2008 (WRERA 2008) was signed into law December 23, 2008. WRERA 2008 includes provisions to give relief from existing tax rules that would have forced many retirees to further deplete their tax-deferred retirement savings when they are at their lowest by taking RMDs from their qualified plans or IRAs.

Generally, Tax Qualified Contracts (excluding Roth IRAs) require minimum distributions upon reaching age 70 1/2. Failure to withdraw the required minimum distribution will result in a 50% tax penalty on the shortfall not withdrawn from the Contract. Effective December 31, 2005, the IRS requires annuity contracts to include the actuarial present value of other benefits for purposes of calculating the required minimum distribution amount. These other benefits may include accumulation, income, or death benefits. Not all income plans offered under the Contract satisfy the requirements for minimum distributions. Because these distributions are required under the Code and the method of calculation is complex, please see a competent tax advisor.

WRERA 2008 suspends RMDs and eliminates the 50% penalty for 2009 only. RMDs for 2008 are still required. Certain beneficiaries may have selected the five year deferral option which requires the entire annuity contract to be distributed by December 31 of the year containing the fifth anniversary of the original owner's death. With the waiver of the RMD for 2009, distributions can be taken over a 6-year rather than a 5-year period.


THE DEATH BENEFIT AND TAX QUALIFIED CONTRACTS. Pursuant to the Code and IRS regulations, an IRA (e.g., traditional IRA, Roth IRA, SEP IRA and SIMPLE IRA) may not invest in life insurance contracts. However, an IRA may provide a death benefit that equals the greater of the purchase payments or the Contract Value. The Contract offers a death benefit that in certain circumstances may exceed the greater of the purchase payments or the Contract Value. We believe that the Death Benefits offered by your Contract do not constitute life insurance under these regulations.

It is also possible that certain death benefits that offer enhanced earnings could be characterized as an incidental death benefit. If the death benefit were so characterized, this could result in current taxable income to a Contract Owner. In addition, there are limitations on the amount of incidental death benefits that may be provided under Qualified Plans, such as in connection with a TSA or employer sponsored qualified retirement plan.

Allstate Life reserves the right to limit the availability of the Contract for use with any of the Qualified Plans listed above.


PENALTY TAX ON PREMATURE DISTRIBUTIONS FROM TAX QUALIFIED CONTRACTS. A 10% penalty tax applies to the taxable amount of any premature distribution from a Tax Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

.. made on or after the date the Contract Owner attains age 59 1/2,

.. made as a result of the Contract Owner's death or total disability,

.. made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over


                                 18  PROSPECTUS
  the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

.. made after separation from service after age 55 (does not apply to IRAs),

.. made pursuant to an IRS levy,

.. made for certain medical expenses,

.. made to pay for health insurance premiums while unemployed (applies only for IRAs),

.. made for qualified higher education expenses (applies only for IRAs)

.. made for a first time home purchase (up to a $10,000 lifetime limit and applies only for IRAs), and

.. from an IRA or attributable to elective deferrals under a 401(k) plan,
    403(b) annuity, or certain similar arrangements made to individuals who (because of their being members of a reserve component) are ordered or called to active duty after Sept. 11, 2001, and before Dec. 31, 2007, for a period of more than 179 days or for an indefinite period; and made during the period beginning on the date of the order or call to duty and ending at the close of the active duty period.

During the first 2 years of the individual's participation in a SIMPLE IRA, distributions that are otherwise subject to the premature distribution penalty, will be subject to a 25% penalty tax.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.


SUBSTANTIALLY EQUAL PERIODIC PAYMENTS ON TAX QUALIFIED CONTRACTS. With respect to Tax Qualified Contracts using substantially equal periodic payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the taxpayer's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.


INCOME TAX WITHHOLDING ON TAX QUALIFIED CONTRACTS. Generally, Allstate Life is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions that are not considered "eligible rollover distributions." The customer may elect out of withholding by completing and signing a withholding election form. If no election is made or if no U.S. taxpayer identification number is provided, we will automatically withhold the required 10% from the taxable amount. Since we cannot determine the taxable amount of distributions from a Roth IRA, we will not automatically withhold 10%. If you request withholding from a Roth IRA distribution, federal income tax will be withheld on the entire amount distributed. In certain states, if there is federal withholding, then state withholding is also mandatory. Allstate Life is required to withhold federal income tax at a rate of 20% on all "eligible rollover distributions" unless you elect to make a "direct rollover" of such amounts to an IRA or eligible retirement plan. Eligible rollover distributions generally include all distributions from Tax Qualified Contracts, including TSAs but excluding IRAs, with the exception of:

.. required minimum distributions, or,

.. a series of substantially equal periodic payments made over a period of at least 10 years, or,

.. a series of substantially equal periodic payments made over the life (joint lives) of the participant (and beneficiary), or,

.. hardship distributions.

For all annuitized distributions that are not subject to the 20% withholding requirement, Allstate Life is required to withhold federal income tax using the wage withholding rates. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.

Generally, Code Section 1441 provides that Allstate Life as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien. We require an original IRS Form W-8BEN at issue to certify the owners' foreign status. Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien's country of residence if the payee provides a U.S. taxpayer identification number on a fully completed Form W-8BEN. A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number ("ITIN"). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.


CHARITABLE IRA DISTRIBUTIONS. The Emergency Economic Stabilization Act of 2008 (EESA 2008) was


                                 19  PROSPECTUS
signed into law October 3, 2008. EESA 2008 includes an extension of a charitable giving incentive permitting tax-free IRA distributions for charitable purposes that was part of the Pension Protection Act of 2006 (PPA 2006).

For distributions in tax years beginning after 2005 and before 2009, these Acts provide an exclusion from gross income, up to $100,000, for otherwise taxable IRA distributions from a traditional or Roth IRA that are qualified charitable distributions. To constitute a qualified charitable distribution, the distribution must be made (1) directly by the IRA trustee to certain qualified charitable organizations and (2) on or after the date the IRA owner attains age
70 1/2.   Distributions that are excluded from income under this provision are not taken into account in determining the individual's deduction, if any, for charitable contributions. The qualified charitable distributions count toward the minimum distribution requirements, which would usually be taxed. Charitable distributions to fund planned gifts such as a charitable gift annuity are not permitted.

Your IRA trustee will send you a 1099-R by the end of January indicating your total IRA distribution for the year, including those distributions to charity.
 The IRA trustee has no obligation to determine if your charitable distributions qualify under law for tax exclusion. As a result, the general rules for reporting IRA distributions apply.


INDIVIDUAL RETIREMENT ANNUITIES. Code Section 408(b) permits eligible individuals to contribute to an individual retirement program known as an Individual Retirement Annuity (IRA). Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence. Certain distributions from other types of qualified retirement plans may be "rolled over" on a tax-deferred basis into an Individual Retirement Annuity.


ROTH INDIVIDUAL RETIREMENT ANNUITIES. Code Section 408A permits eligible individuals to make nondeductible contributions to an individual retirement program known as a Roth Individual Retirement Annuity. Roth Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence.

Subject to certain limitations, a traditional Individual Retirement Account or Annuity may be converted or "rolled over" to a Roth Individual Retirement Annuity. For distributions after 2007, the Pension Protection Act of 2006 allows distributions from qualified retirement plans including tax sheltered annuities and governmental Section 457 plans to be rolled over directly into a Roth IRA, subject to the usual rules that apply to conversions from a traditional IRA into a Roth IRA. The income portion of a conversion or rollover distribution is taxable currently, but is exempted from the 10% penalty tax on premature distributions. An individual with adjusted gross income (AGI) of $100,000 or more won't be able to rollover amounts from an eligible retirement plan into a Roth IRA. Please note, however, that the $100,000 AGI limit will be eliminated for tax years beginning after December 31, 2009. Effective January 1, 2005, the IRS requires conversions of annuity contracts to include the actuarial present value of other benefits for purposes of valuing the taxable amount of the conversion.

ANNUITIES HELD BY INDIVIDUAL RETIREMENT ACCOUNTS (COMMONLY KNOWN AS CUSTODIAL

IRAS). Code Section 408 permits a custodian or trustee of an Individual Retirement Account to purchase an annuity as an investment of the Individual Retirement Account. If an annuity is purchased inside of an Individual Retirement Account, then the Annuitant must be the same person as the beneficial owner of the Individual Retirement Account.

If you have a contract issued as an IRA under Code Section 408(b) and request to change the ownership to an IRA custodian permitted under Section 408, we will treat a request to change ownership from an individual to a custodian as an indirect rollover. We will send a Form 1099R to report the distribution and the custodian should issue a Form 5498 for the contract value contribution.

Generally, the death benefit of an annuity held in an Individual Retirement Account must be paid upon the death of the Annuitant. However, in most states, the Contract permits the custodian or trustee of the Individual Retirement Account to continue the Contract in the accumulation phase, with the Annuitant's surviving spouse as the new Annuitant, if the following conditions are met:

1) The custodian or trustee of the Individual Retirement Account is the owner of the annuity and has the right to the death proceeds otherwise payable under the Contract;

2) The deceased Annuitant was the beneficial owner of the Individual Retirement Account;

3) We receive a complete request for settlement for the death of the Annuitant; and

4) The custodian or trustee of the Individual Retirement Account provides us with a signed certification of the following:

  (a) The Annuitant's surviving spouse is the sole beneficiary of the Individual Retirement Account;

  (b) The Annuitant's surviving spouse has elected to continue the Individual Retirement Account as his or her own Individual Retirement Account; and

  (c) The custodian or trustee of the Individual Retirement Account has continued the Individual Retirement Account pursuant to the surviving spouse's election.


SIMPLIFIED EMPLOYEE PENSION IRA. Code Section 408(k) allows eligible employers to establish simplified employee pension plans for their employees using individual retirement annuities. These employers may, within specified limits, make deductible contributions on


                                 20  PROSPECTUS
behalf of the employees to the individual retirement annuities. Employers intending to use the Contract in connection with such plans should seek competent tax advice.


SAVINGS INCENTIVE MATCH PLANS FOR EMPLOYEES (SIMPLE IRA). Code Section 408(p) allows eligible employers with 100 or fewer employees to establish SIMPLE retirement plans for their employees using individual retirement annuities. In general, a SIMPLE IRA consists of a salary deferral program for eligible employees and matching or nonelective contributions made by employers. Employers intending to purchase the Contract as a SIMPLE IRA should seek competent tax and legal advice. SIMPLE IRA plans must include the provisions of the Economic Growth and Tax Relief Reconciliation Act of 2007 (EGTRRA) to avoid adverse tax consequences. If your current SIMPLE IRA plan uses IRS Model Form 5304-SIMPLE with a revision date of March 2002 or later, then your plan is up to date. If your plan has a revision date prior to March 2002, please consult with your tax or legal advisor to determine the action you need to take in order to comply with this requirement.

TO DETERMINE IF YOU ARE ELIGIBLE TO CONTRIBUTE TO ANY OF THE ABOVE LISTED IRAS (TRADITIONAL, ROTH, SEP, OR SIMPLE), PLEASE REFER TO IRS PUBLICATION 590 AND YOUR COMPETENT TAX ADVISOR.


TAX SHELTERED ANNUITIES. Code Section 403(b) provides tax-deferred retirement savings plans for employees of certain non-profit and educational organizations. Allstate Life no longer sells TSA contracts.

Under Section 403(b), any contract used for a 403(b) plan must provide that distributions attributable to salary reduction contributions made after 12/31/88, and all earnings on salary reduction contributions, may be made only on or after the date the employee:

.. attains age 59 1/2,

.. severs employment,

.. dies,

.. becomes disabled, or

.. incurs a hardship (earnings on salary reduction contributions may not be distributed on account of hardship).

These limitations do not apply to withdrawals where Allstate Life is directed to transfer some or all of the Contract Value to another 403(b) plan. IRS regulations, effective January 1, 2008, impose additional administrative requirements on some 403(b) contracts. Unless a 403(b) contract is grandfathered from certain requirements under the IRS regulations governing 403(b)s, distributions, loans, surrenders, or transfers/ exchanges cannot be processed transactions unless one of the following requirements is met:

1. If the 403(b) Contract, or any other 403(b) Contract issued under the same 403(b) Plan, received rollovers, employee elective deferral contributions, or employer contributions after 12/31/2008, the transaction must be pre-authorized by the employer (or the employer's Third Party Administrator (TPA)) sponsoring the 403(b) Plan under which the 403(b) Contract is held; or

2. If neither the 403(b) Contract, nor any other 403(b) Contract issue under the same 403(b) Plan, received rollovers, employee elective deferral contributions, or employer contributions after 12/31/2008, then the insurance company is required to exercise good faith efforts to obtain pre-authorization from the employer sponsoring the 403(b) Plan under which the 403(b) Contract is held.

Whether a 403(b) Contract is grandfathered from employer pre-approval depends on specific facts and circumstances. Generally, however, a 403(b) Contract is grandfathered from employer pre-approval in two circumstances:

1. The 403(b) Contract was issued in a tax-free exchange for another 403(b) Contract (often referred to as "90-24 Transfers") prior to September 25, 2007 and has not received additional premium payments after it was issued; and

2. The 403(b) Contract was issued prior to 2005 and the insurance company that issued the Contract has not received contributions after 2004 to that Contract or any other 403(b) Contract issued under the same 403(b) Plan.

Generally, we do not accept funds in 403(b) contracts that are subject to the Employee Retirement Income Security Act of 1974 (ERISA).


CORPORATE AND SELF-EMPLOYED PENSION AND PROFIT SHARING PLANS.


Section 401(a) of the Code permits corporate employers to establish various types of tax favored retirement plans for employees. Self-employed individuals may establish tax favored retirement plans for themselves and their employees (commonly referred to as "H.R.10" or "Keogh"). Such retirement plans may permit the purchase of annuity contracts. Allstate Life no longer issues annuity contracts to employer sponsored qualified retirement plans.

There are two owner types for contracts intended to qualify under Section 401(a): a qualified plan fiduciary or an annuitant owner.

.. A qualified plan fiduciary exists when a qualified plan trust that is intended to qualify under Section 401(a) of the Code is the owner. The qualified plan trust must have its own tax identification number and a named trustee acting as a fiduciary on behalf of the plan. The annuitant should be the person for whose benefit the contract was purchased.

.. An annuitant owner exists when the tax identification number of the owner and annuitant are the same, or


                                 21  PROSPECTUS
  the annuity contract is not owned by a qualified plan trust. The annuitant should be the person for whose benefit the contract was purchased.

If a qualified plan fiduciary is the owner of the contract, the qualified plan must be the beneficiary so that death benefits from the annuity are distributed in accordance with the terms of the qualified plan. Annuitant owned contracts require that the beneficiary be the annuitant's spouse (if applicable), which is consistent with the required IRS language for qualified plans under Section 401(a). A completed Annuitant Owned Qualified Plan Designation of Beneficiary form is required in order to change the beneficiary of an annuitant owned Qualified Plan contract.

STATE AND LOCAL GOVERNMENT AND TAX-EXEMPT ORGANIZATION DEFERRED COMPENSATION

PLANS. Section 457 of the Code permits employees of state and local governments and tax-exempt organizations to defer a portion of their compensation without paying current taxes. The employees must be participants in an eligible deferred compensation plan. In eligible governmental plans, all assets and income must be held in a trust/ custodial account/annuity contract for the exclusive benefit of the participants and their beneficiaries. To the extent the Contracts are used in connection with a non-governmental eligible plan, employees are considered general creditors of the employer and the employer as owner of the Contract has the sole right to the proceeds of the Contract. Under eligible 457 plans, contributions made for the benefit of the employees will not be includible in the employees' gross income until distributed from the plan. Allstate Life no longer issues annuity contracts to 457 plans.


                                 22  PROSPECTUS

ANNUAL REPORTS AND OTHER DOCUMENTS
--------------------------------------------------------------------------------

Allstate Life's annual report on Form 10-K for the year ended December 31, 2007 ("Form 10-K Annual Report") is incorporated herein by reference, which means that it is legally a part of this prospectus.

All other reports filed with the SEC under the Exchange Act since the Form 10-K Annual Report, including filings made on Form 10-Q and Form 8-K, and all documents or reports we file with the SEC under the Exchange Act after the date of this prospectus and before we terminate the offering of the securities under this prospectus are also incorporated herein by reference, which means that they are legally a part of this prospectus.

Statements in this prospectus, or in documents that we file later with the SEC and that legally become a part of this prospectus, may change or supersede statements in other documents that are legally part of this prospectus. Accordingly, only the statement that is changed or replaced will legally be a part of this prospectus.

We file our Exchange Act documents and reports, including our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, electronically on the SEC's "EDGAR" system using the identifying number CIK No. 0000352736. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov. You also can view these materials at the SEC's Public Reference Room at 100 F Street NE, Room 1580, Washington, DC 20549-0102. For more information on the operations of the SEC's Public Reference Room, call 1-800-SEC-0330.

If you have received a copy of this prospectus, and would like a free copy of any document incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents), please write or call us at P.O. Box 80469, Lincoln, NE 68501-0469 or call us at 1-800-654-2397.


ANNUAL STATEMENTS
At  least  once a year  prior  to the Payout Start Date,  we will send you a
statement containing information about  your  Contract  Value.   For  more
information, please contact your sales representative or call our customer support unit at 1-800-654-2397.


                                 23  PROSPECTUS

APPENDIX A
MARKET VALUE ADJUSTMENT
--------------------------------------------------------------------------------

The Market Value Adjustment is based on the following:

I   =    Treasury  Rate for a  maturity  equal to the  Guarantee  Period for the week preceding establishment of the Guarantee Period.
N   =    the  number  of  whole  and  partial  years  from the  date we receive  the withdrawal or death benefit request, or from the Payout
         Start Date to the end of the Guarantee Period; and
J   =    the Treasury Rate for a maturity of length N for the week preceding the date we determine the Market Value Adjustment.
         If a rate with a maturity of length N is not available,  we will use a weighted average. If N is less than or equal to 365 days, J will be the 1-year Treasury Rate.


The Market Value Adjustment factor is determined from the following formula:

                                .9 X (I - J) X N

To determine the Market Value Adjustment, we will multiply the Market Value Adjustment factor by the amount withdrawn (in excess of the Free WithdrawalAmount), paid as a death benefit, or applied to an Income Plan, out of a Guarantee Period at any time other than during the 30 day period after the Guarantee Period expires.

                     EXAMPLES OF MARKET VALUE ADJUSTMENT
Purchase Payment:                  $10,000
Guarantee Period:                  5 years
Interest Rate:                     4.50%
Full Surrender:                    End of Contract Year 3

   NOTE: This illustration assumes that premium taxes are not applicable.


                EXAMPLE 1: (ASSUMES DECLINING INTEREST RATES)

Step 1. Calculate Contract
 Value at End of Contract Year
 3:                              $10,000.00 X (1.0450)/3/ = $11,411.66
Step 2. Calculate the Free
   Withdrawal Amount:            Free Withdrawal Amount (.10 X 10,000) = $1,000
Step 3. Calculate the
 Withdrawal Charge:              .06 X ($11,411.66 - $1,000) = $624.70
Step 4. Calculate the Market     I = 4.5%
 Value Adjustment:               J = 4.2%
                                 N = 5 years - 3 years = 2 years
                                 Market Value Adjustment Factor: .9 X (I-J) X N
                                 = .9X (.045 - .042) X (2) = .0054
                                 Market Value Adjustment = Market Value
                                 Adjustment Factor X Amount Subject to Market
                                 Value Adjustment:
                                 = .0054 X ($11,411.66 - 1,000) = $56.22
Step 5. Calculate the amount
   received by Contract Owner
   as a result of full
   withdrawal at the end of
   Contract Year 3:              $11,411.66 - $624.70 + $56.22 = $10,843.18





                                 24  PROSPECTUS

                 EXAMPLE 2: (ASSUMES RISING INTEREST RATES)

Step 1. Calculate Contract
 Value at End of Contract Year
 3:                              $10,000.00 X (1.045)/3/ = $11,411.66
Calculate the Free Withdrawal
   Amount:                       Free Withdrawal Amount (.10 X $10,000)= $1,000
Step 3. Calculate the
 Withdrawal Charge:              .06 X ($11,411.66 - $1,000) = $624.70
Step 4. Calculate the Market     I = 4.5%
 Value Adjustment:               J = 4.8%
                                 N = 5 years - 3 years = 2 years
                                 Market Value Adjustment Factor: .9 X (I-J) X N
                                 = .9 X (.045 - .048) X (2) = -.0054
                                 Market Value Adjustment = Market Value
                                 Adjustment Factor X Amount Subject to Market
                                 Value Adjustment:
                                 ^ ^ .0054 X ($11,411.66  - $1,000) = -$56.22
Step 5. Calculate the amount
   received by Contract Owner
   as a result of full
   withdrawal at the end of
   Contract Year 3:              $11,411.66 - $624.70 - $56.22 = $10,730.74






                                 25  PROSPECTUS

                                     PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        Registrant anticipates that it will incur the following approximate expenses in connection with the issuance and distribution of the securities to be registered:

        Registration fees....................$4
        Cost of printing and engraving.......$5,000
        Legal fees...........................$5,000
        Accounting fees......................$5,000
        Mailing fees.........................$5,000




ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The By-laws of Allstate Life Insurance Company ("Registrant") provide that Registrant will indemnify all of its directors, former directors, officers and former officers, to the fullest extent permitted under law, who were or are a party or are threatened to be made a party to any proceeding by reason of the fact that such persons were or are directors or officers of Registrant, against liabilities, expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by them. The indemnity shall not be deemed exclusive of any other rights to which directors or officers may be entitled by law or under any articles of incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise. In addition, the indemnity shall inure to the benefit of the legal representatives of directors and officers or of their estates, whether such representatives are court appointed or otherwise designated, and to the benefit of the heirs of such directors and officers. The indemnity shall extend to and include claims for such payments arising out of any proceeding commenced or based on actions of such directors and officers taken prior to the effectiveness of this indemnity; provided that payment of such claims had not been agreed to or denied by Registrant before such date.

The directors and officers of Registrant have been provided liability insurance for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of Registrant.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

Exhibit No.       Description

(1) Form of Underwriting Agreement (Previously filed in Post-Effective Amendment No. 1 to this Registration Statement (File No. 033-92842) dated April 9, 1996.)

(2)  None

(4) (a) Form of Glenbrook Life and Annuity Flexible Payment Deferred Annuity Contract and Application (Previously filed in Post-Effective Amendment No. 2 to this Registration Statement (File No. 033-92842) dated April 1, 1997.)

    (b) Form of Contract Endorsement to Flexible Premium Deferred Annuity Contract (Filed Herewith.)


(5)  Opinion and Consent of General Counsel re: Legality (Filed Herewith.)

(8)  None

(11) None

(12) None

(15) Letter Re: Unaudited Interim Financial Information from Registered Public Accounting Firm (Filed herewith.)

(23) Consent of Independent Registered Public Accounting Firm (Filed herewith.)

(24) Powers of Attorney for David A. Bird, Michael B. Boyle, Don Civgin, Frederick F. Cripe, Judith P. Greffin, Susan L. Lees, John C. Lounds, Samuel H. Pilch, John C. Pintozzi, George E. Ruebenson, and Thomas J. Wilson. (Filed herewith.)

(25) None

(26) None

(27) Not applicable

(99)(a) Merger Agreement and Articles of Merger Between Glenbrook Life and Annuity Company and Allstate Life Insurance Company (Filed Herewith.)

(99)(b) Experts (Filed Herewith.)


ITEM 17.     UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

     (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof ) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Registrant pursuant to Section 13 or 15(d) of the Securities
 Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) (a) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering,

(3)(b) that, for purposes of determining any liability under the Securities Act of 1933, each filing if the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, Allstate Life Insurance Company, pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.





                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Township of Northfield, State of Illinois on the 13th day of February, 2009.


                         ALLSTATE LIFE INSURANCE COMPANY
                                  (REGISTRANT)


                           By: /S/ SUSAN L. LEES
                           --------------------------
                                  Susan L. Lees
                        Senior Vice President, Secretary
                          General Counsel and Director



Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the 13th day of February, 2009.



*/DAVID A. BIRD          Director and Senior Vice President
---------------
David A. Bird

*/MICHAEL B. BOYLE       Director and Senior Vice President
------------------
Michael B. Boyle

*/ DON CIVGIN               Director
------------------
Don Civgin
*/ FREDERICK F. CRIPE               Director and Executive Vice President
-----------------------
Frederick F. Cripe

*/ JUDITH P. GREFFIN                Director, Senior Vice President and
----------------------              Chief Investment Officer
Judith P. Greffin

/s/ SUSAN L. LEES          Director, Senior Vice President, General Counsel and
------------------      Secretary
Susan L. Lees

*/JOHN C. LOUNDS         Director and Senior Vice President
----------------
John C. Lounds

*/JOHN C. PINTOZZI       Director, Senior Vice President and Chief Financial
-------------------        Officer (Principal Financial Officer)
John C. Pintozzi


*/SAMUEL H. PILCH        Controller and Group Vice President
-----------------                   (Principal Accounting Officer)
Samuel H. Pilch


*/GEORGE E. RUEBENSON    Director, President and Chief Executive Officer
---------------------                       (Principal Executive Officer)
George E. Ruebenson

*/THOMAS J. WILSON       Director and Chairman of the Board
------------------
Thomas J. Wilson



*/ By Susan L. Lees,  pursuant to Powers of Attorney filed herewith



                                  EXHIBIT LIST


Exhibit No.            Description

(4)(b) Form of Contract Endorsement to Flexible Premium Deferred Annuity
     Contract.


(5)  Opinion and Consent of General Counsel re: Legality.

(15) Letter Re: Unaudited Interim Financial Information from Registered Public Accounting Firm.

(23) Consent of Independent Registered Public Accounting Firm.

(24) Powers of Attorney for David A. Bird, Michael B. Boyle, Don Civgin, Frederick F. Cripe, Judith P. Greffin, Susan L. Lees, John C. Lounds, Samuel H. Pilch, John C. Pintozzi, George E. Ruebenson, and Thomas J. Wilson.

(99)(a) Merger Agreement and Articles of Merger Between Glenbrook Life and Annuity Company and Allstate Life Insurance Company

(99)(b) Experts